EXECUTION VERSION

                            AMENDMENT TO CONFIRMATION
                            dated as of July 29, 2005

      CITIBANK, N.A.             and                 REGENCY CENTERS CORPORATION
      ("Citibank")                                   ("Counterparty")


have entered into a letter agreement, dated March 30, 2005 (the "Agreement"), setting forth the terms and conditions of the transaction entered into between Citibank and Counterparty with a Trade Date of March 30, 2005. The parties hereby amend the Agreement as set forth in this Amendment (this "Amendment"). Capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Agreement.

Accordingly, the parties agree as follows:--

1.      Definitions

        a. The definition of "Initial Pricing Period" is hereby amended by replacing the date "August 1, 2005" with the date "October 31, 2005".

        b. The definition of "Settlement Date" is hereby amended by replacing the date "August 1, 2005" with the date "October 31, 2005".

2.      Accelerated Unwind

        a. Pursuant to the provisions for Accelerated Unwind, Counterparty shall be deemed to have irrevocably and timely elected to accelerate the Settlement Date to August 1, 2005, for a number of Unwind Shares equal to 3,782,500 Shares.

        b. For the purpose of the Accelerated Unwind described in Paragraph 2(a) above, the Settlement Method shall be Physical Settlement.

3.      Representations

Each party represents to the other party that:--

        a. Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

        b. Powers. It has the power to execute and deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

        c. No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

        d. Consents. All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

        e. Obligations Binding. Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

        f. Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event (each as defined in the Agreement) with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Amendment.

4.      Miscellaneous

        a. Entire Agreement. The Agreement and this Amendment constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

        b. Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

        c. Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

        d. Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

        e. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

        f. Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect. All references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby.



IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

CITIBANK, N.A.                              REGENCY CENTERS CORPORATION


By:  /s/ William Ortner                     By:  /s/ Bruce M. Johnson
   ----------------------------------          ---------------------------------
     Name:   William Ortner                    Name:  Bruce M. Johnson
     Title:  Authorized Representative         Title: Managing Director and CFO



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